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Exhibit 99.1                                       Contact:  Bernard M. Ciongoli
                                                               Tel: 973-427-5333
                                                       www.techlabs@ultracom.net

TECH LABORATORIES, INC. REACHES AGREEMENT WITH INVESTORS

NORTH HALEDON, N.J. " April 24, 2002 " Tech Laboratories, Inc. (OTC Bulletin
Board: TCHL) announced today that it had entered into an amendment to its Redemption and Conversion Agreement, dated January 11, 2002 (the "Redemption Agreement"), pursuant to which it obtained a waiver and thereby cured the existing Event of Default under its outstanding 6.5% convertible promissory notes.

In consideration for the waiver and cure of the Event of Default existing under the notes, the company paid the noteholders an aggregate of $110,000. The company and the noteholders agreed that the payment would reduce the outstanding balances under the notes provided the registration statement filed by the company on April 5, 2002, covering the shares underlying the notes was declared effective on or before June 29, 2002. Although the company is otherwise required under its agreement with the noteholders to have an effective registration statement covering the shares underlying the notes, the noteholders allowed the company, through June 29, 2002, to have the new registration statement declared effective.

Bernard M. Ciongoli, President of the company, stated, "We are pleased to have cured the Event of Default and, now, to have the opportunity to have our registration statement declared effective." The outstanding balance presently due under the notes is $1,090,665.

The noteholders further agreed that the company could redeem the notes in three installments provided no future Event of Default exists at the time of the redemption and provided the company pays the first installment, on or before July 1, 2002, of an aggregate of $325,000 plus an additional $90,000 either in cash or shares of common stock at the then market price. The company would make each of the second and third equal installments of half of the remaining balance due under the notes on or before September 30 and December 30, 2002, respectively, together with an additional amount equal to 25% of each installment in cash or stock, at the company's option. The noteholders agreed to extend the maturity dates of the notes to December 30, 2002, provided such payments are timely made. With payment of the first installment, and continuing so long as the second and third payments are made, the noteholders would have no further right to convert their notes into shares of common stock, unless the shares of the company's common stock trade for any 5 out of 10 trading days at $1.25 per share or more.

While the company is under no obligation to redeem the notes commencing with the July 1 payment, TechLabs president Bernard M. Ciongoli further stated, "We are pleased that a mutually satisfactory agreement has been reached that will allow us to focus on our business and give us some ability to seek the necessary financing."

Tech Laboratories, Inc. is the owner of the DynaTraX" Digital Matrix Switch Technology which is a protocol independent digital network management tool. It resides between the equipment side and distribution side of a network and allows for the simple management of entire network structures and multiple remote networks, all from a single desktop workstation.

Tech Laboratories, Inc., through its subsidiary, Tech Logistics, Inc., also manufactures and sells an infrared perimeter intrusion detection system for security and anti-terrorist activities.


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For more information on Tech Laboratories, please visit the company's web site at http://www.techlabsinc.com and click to:

          - Global Network Management Communications
          - High Tech Security Systems

Certain statements in this press release with respect to future expectations and plans may be regarded as "forward-looking statements" within the meaning of
Section 27A of Securities Act of 1933, Section 21E of Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, statements with respect to future earnings, and all other forward-looking statements involve risks and uncertainties and are subject to change at any time.




SOURCE:

Tech Laboratories, Inc.
955 Belmont Avenue North Haledon, NJ 07508
Telephone #: (973)-427-5333 | Facsimile #: (973)-427-5455

       For additional information contact us at corporate@techlabsinc.com